 Exhibit 99.1

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS INDICATED BELOW

SWISHER HYGIENE INC. AND SUBSIDIARIES
FINANCIAL STATEMENTS EXPLANATORY NOTE

AT THE ANNUAL MEETING OF STOCKHOLDERS OF SWISHER HYGIENE INC., HELD ON OCTOBER 15, 2015, STOCKHOLDERS APPROVED (i) THE SALE OF SWISHER HYGIENE INC.’S REMAINING OPERATING BUSINESS, AND (ii) A PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION (THE “PLAN OF DISSOLUTION”). ON NOVEMBER 2, 2015, THE SALE OF THE REMAINING OPERATING BUSINESS WAS COMPLETED AND ON APRIL 8, 2016, THE BOARD OF DIRECTORS OF SWISHER HYGIENE INC. UNANIMOUSLY APPROVED FILING THE CERTIFICATE OF DISSOLUTION ON MAY 27, 2016.

ON MAY 27, 2016, SWISHER HYGIENE INC. FILED ITS CERTIFICATE OF DISSOLUTION WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE PURSUANT TO THE PLAN OF DISSOLUTION. THE EFFECTIVE TIME OF THE CERTIFICATE OF DISSOLUTION WAS 6:00 PM EDT ON MAY 27, 2016 (THE “EFFECTIVE TIME”). AT THE EFFECTIVE TIME, SWISHER HYGIENE INC.’S TRANSFER BOOKS WERE CLOSED, AND AFTER THE EFFECTIVE TIME, SWISHER HYGIENE INC. WILL NOT RECORD ANY FURTHER TRANSFERS OF ITS COMMON STOCK, EXCEPT PURSUANT TO THE PROVISIONS OF A DECEASED STOCKHOLDER'S WILL, INTESTATE SUCCESSION OR OPERATION OF LAW AND SWISHER HYGIENE INC. WILL NOT ISSUE ANY NEW STOCK CERTIFICATES, OTHER THAN REPLACEMENT CERTIFICATES. ALSO, AT THE EFFECTIVE TIME, SWISHER HYGIENE INC.’S COMMON STOCK CEASED TRADING ON OTCQB.

EFFECTIVE APRIL 1, 2016, SWISHER HYGIENE INC. ADOPTED AND PROSPECTIVELY APPLIED ACCOUNTING STANDARDS UPDATE 2013-07, “LIQUIDATION BASIS OF ACCOUNTING,” WHICH REQUIRES THAT MANAGEMENT (i) MAKE ESTIMATES OF NET CASH FLOWS DURING THE PERIOD FROM THE DATE OF ADOPTION THROUGH THE DATE THAT FINAL SHAREHOLDER DISTRIBUTIONS ARE MADE (THE “LIQUIDATION PERIOD”), AND (ii) RECOGNIZE SUCH NET CASH FLOW ESTIMATES IN ITS POST-ADOPTION FINANCIAL STATEMENTS. ACCORDINGLY, THE COMPANY PROVIDED ITS INITIAL POST-ADOPTION CONDENSED CONSOLIDATED FINANCIAL STATEMENTS PREPARED ON THE LIQUIDATION BASIS OF ACCOUNTING FOR THE PERIOD FROM APRIL 1, 2016 TO JUNE 30, 2016 ON A CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON AUGUST 19, 2016. THE COMPANY HAS RECENTLY COMPLETED A SUBSEQUENT REMEASUREMENT OF ITS NET ASSETS IN LIQUIDATION AS OF DECEMBER 31, 2016, AND IS PROVIDING ITS CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD FROM APRIL 1, 2016 TO DECEMBER 31, 2016 PREPARED ON THE LIQUIDATION BASIS OF ACCOUNTING, WHICH HAVE BEEN AUDITED BY AN INDEPENDENT REGISTERED ACCOUNTING FIRM, IN THIS CURRENT REPORT.

SEE THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS CURRENT REPORT FOR A MORE COMPLETE DISCUSSION OF SWISHER HYGIENE INC.’S PLAN OF DISSOLUTION, ITS ADOPTION OF THE LIQUIDATION BASIS OF ACCOUNTING ON APRIL 1, 2016, AND A DISCUSSION OF THE SEC’S GRANTING SWISHER HYGIENE INC.’S REQUEST FOR RELIEF FROM FILING FUTURE PERIODIC REPORTS UNDER SECTION 13(a) OR SECTION 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934 IN AUGUST 2016.

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Swisher Hygiene Inc.
Fort Lauderdale, Florida:

We have audited the accompanying consolidated statement of net assets in liquidation (liquidation basis) of Swisher Hygiene Inc. (the "Company") as of December 31, 2016, and the related consolidated statements of changes in net assets in liquidation (liquidation basis) and cash flows for the nine months ended December 31, 2016. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the net assets in liquidation (liquidation basis) of the Company at December 31, 2016, and the changes in net assets in liquidation (liquidation basis) and its cash flows for the nine months ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the board of directors of the Company approved a plan of liquidation on April 8, 2016 and the Company determined liquidation is imminent. As a result, the Company changed its basis of accounting on April 1, 2016 from the going concern basis to a liquidation basis. Our opinion is not modified as a result of the Company adopting the liquidation basis of accounting.

/s/ HACKER, JOHNSON & SMITH PA
Fort Lauderdale, Florida
April 6, 2017

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF NET ASSETS
IN LIQUIDATION AT DECEMBER 31, 2016 (LIQUIDATION BASIS)
(In thousands)

Assets:
Cash and cash equivalents	$602
Restricted cash	319
Investments	21,057
Interest income receivable	84
Accrued estimated future interest income during liquidation	833
Other assets	82
Total assets	$22,977

Liabilities
Accounts payable	153
Accrued expense and other liabilities	2,030
Liability for estimated future costs during liquidation	2,526
Total liabilities	$4,709

Net assets in liquidation	$18,268

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
IN LIQUIDATION FOR THE NINE MONTHS ENDED DECEMBER 31, 2016 (LIQUIDATION BASIS)
(In thousands)

Net assets in liquidation beginning of period	$18,006
Changes in net assets in liquidation
Change in cash and cash equivalents	(24,697)
Change in restricted cash	1
Change in investments	21,057
Change in interest income receivable	84
Change in accrued estimated future interest income during liquidation	344
Change in accounts receivable	(158)
Change in other assets	(199)
Change in accounts payable	705
Change in accrued expense and other liabilities	1,948
Change in liability for estimated future costs during liquidation	1,177
Net increase in net assets in liquidation	$262
Net assets in liquidation, end of period	$18,268

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE
NINE MONTHS ENDED DECEMBER 31, 2016
(In thousands)

Cash flows from operating activities:
Interest income received	$97
General and administrative expense payments	(2,132)
Pension plan distribution payments	$(1,253)
Net cash used in operating activities	$(3,288)

Cash flows from investing activities:
Investments in held-to-maturity securities	(23,909)
Proceeds from maturity of held-to-maturity securities	2,500
Net cash used in investing activities	(21,409)

Net decrease in cash and cash equivalents	(24,697)
Cash and cash equivalents at beginning of period	25,299
Cash and cash equivalents at end of period	$602

See Notes to Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AT DECEMBER 31, 2016 AND FOR THE NINE MONTHS ENDED DECEMBER 31, 2016

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Description of Business Operations

Swisher Hygiene Inc. and its wholly-owned subsidiaries provided essential hygiene and sanitizing solutions that included cleaning and sanitizing chemicals, restroom hygiene programs and a full range of related products and services. We sold consumable products such as detergents, cleaning chemicals, soap, paper, water filters and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products as well as additional services such as the cleaning of facilities. We served customers in a wide range of end-markets, with a particular emphasis on the food service, hospitality, retail and healthcare industries.

At the annual meeting of stockholders of Swisher Hygiene Inc., held on October 15, 2015, stockholders approved (i) the sale of Swisher Hygiene Inc.’s last remaining operating business (the “Sale Transaction”), and (ii) a plan of complete liquidation and dissolution (the “Plan of Dissolution”). On November 2, 2015, the sale of the remaining operating business was completed and immediately thereafter Swisher Hygiene Inc. became a shell company (as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended) with no remaining operating assets and no revenue producing business or operations. The Consolidated Financial Statements for the period from April 1, 2016 to December 31, 2016 included herein include the consolidated accounts of Swisher Hygiene Inc. (parent company) and Integrated Brands, Inc., its wholly-owned subsidiary (see Note 7, “Commitments and Contingencies”). References to “the Company”, “we”, “us”, and “our” herein means Swisher Hygiene Inc. and Integrated Brands, Inc., its consolidated subsidiary.

Plan of Distribution

On April 8, 2016, the board of directors of Swisher Hygiene Inc. unanimously approved the filing of a Certificate of Dissolution (the “Certificate”) that was subsequently filed on Friday, May 27, 2016 (the “Final Record Date”) with the Secretary of State of the State of Delaware. The filing of the Certificate was made pursuant to a Plan of Dissolution approved by stockholders at the Company’s annual meeting held on October 15, 2015.

The Company previously notified OTCQB that the Certificate would be filed on the Final Record Date. As a result of the filing of the Certificate, as of 6:00 pm Eastern Time on the Final Record Date, the Company’s shares ceased to be traded on OTCQB. Also, after the Final Record Date, the Company’s stock transfer books were closed and the Company will not record any further transfers of its common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or operation of law and the Company will not issue any new stock certificates other than replacement certificates.

Pursuant to the Plan of Dissolution, and under Delaware law, the dissolution of the Company was effective as of 6:00 pm Eastern Time on the Final Record Date. Under Delaware law, the dissolved corporation is continued for three (3) years from the date on which the “Notice of Dissolution to All Claimants” was mailed (which occurred on September 15, 2016), unless extended by direction of the Court of Chancery, to enable the Company’s directors to wind up the affairs of the corporation, including the discharge of the Company’s liabilities and to distribute to the stockholders any remaining assets. No assurances can be made as to if or when any such distribution will be made, or the amount of any such distribution, if one is made. Any distribution, however, would be made to the Company’s stockholders of record as of the Final Record Date.

Relief from Certain SEC Reporting Obligations

The Securities and Exchange Commission (“SEC”) granted the Company’s request for no-action relief from filing future periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 beginning with its quarterly report on Form 10-Q for the quarter ended June 30, 2016 (as reported in the Company’s Current Report on Form 8-K filed on August 12, 2016). In accordance with the terms of the no-action relief, the Company will disclose material developments relating to its (i) liquidation, including the amounts of any liquidation distributions, payments and expenses, (ii) dissolution, (iii) financial condition, and (iv) other material developments including material developments relating to the Paul Berger v Swisher Hygiene Inc., et al. litigation and Honeycrest Holdings, Ltd. v Integrated Brands, Inc. litigation (both of which are discussed in Note 7, infra), on Current Reports on Form 8-K. Additionally, the Company will file a final Current Report on Form 8-K and a Form 15 to deregister its common stock when the dissolution is complete.

The Company elected to provide the Financial Statements that would have otherwise been required to be filed in Part I, Item 1. of its June 30, 2016 Form 10-Q in a Current Report on Form 8-K filed with the SEC on August 19, 2016. Such Financial Statements included the Company’s initial implementation of (Accounting Standards Update No. 2013-07), “Liquidation Basis of Accounting” (“ASU 2013-07”) which was adopted by the Company effective April 1, 2016.

Additionally, during the fourth quarter of 2016, the Company elected to (i) make a change in its Certifying Accountant (as reported in the Company’s Current Report on Form 8-K filed on November 9, 2016) and (ii) engage its new independent registered public accounting firm to perform an audit of the Company’s Consolidated Financial Statements prepared on the Liquidation Basis of Accounting for the period from April 1, 2016 (the effective date of ASU 2013-07 adoption) to and as of December 31, 2016.

Basis of Presentation

These Consolidated Financial Statements include the financial statements required under the liquidation basis of accounting: a Statement of Net Assets in Liquidation and a Statement of Changes in Net Assets in Liquidation. Additionally, we have also presented a Statement of Cash Flows, as we believe its inclusion provides additional useful financial information relevant to the Company’s liquidation period financial activities. No financial statements for the historical going concern basis of accounting periods prior to the Company’s adoption of April 1, 2016 have been included in our presentation.

The Company has prepared the accompanying consolidated financial statements discussed above on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Intercompany balances and transactions have been eliminated in consolidation. Financial statement and tabular information, other than share or per share data, is presented in thousands of dollars. Certain reclassifications in previously filed financial statements have been made to conform to the current period’s presentation (see Note 2, “Cumulative Effect of Accounting Change/Net Assets in Liquidation”). The Company’s fiscal year begins on January 1 and ends on December 31.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of net assets in liquidation and changes in net assets in liquidation and disclosure of contingent assets and liabilities at the date of the financial statements. Actual amounts could differ from those estimates. Material estimates that are particularly susceptible of significant change during the liquidation period relate to liability for estimated future litigation costs during liquidation.

Significant Accounting Policies

Liquidation Basis of Accounting

As a result of the approval of the Plan of Distribution, the Company determined that liquidation was imminent and therefore adopted the liquidation basis of accounting as of April 1, 2016 and for all periods subsequent to April 1, 2016 in accordance with U.S. GAAP. Accordingly, on April 1, 2016, assets were adjusted to their estimated net realizable value, or liquidation value, which represents the estimated amount of cash that the Company may receive and disburse as it carries out its plan of liquidation. The liquidation value of the Company’s assets is presented on an undiscounted basis. Liabilities are carried at their contractual amounts due or estimated settlement amounts.

The Company accrued costs and income that it expects to incur and earn during the liquidation period to the extent it has a reasonable basis for estimation. Actual costs and income may differ from amounts reflected in the financial statements because of inherent uncertainty in estimating future events. These differences may be material. Net assets in liquidation represent the estimated liquidation value available to holders of common shares upon liquidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of amounts held in bank accounts or money market funds.

Restricted Cash

Restricted cash consists of a certificate of deposit held by a bank to secure a worker’s compensation insurance letter of credit, the need for which is expected to terminate in 2018.

Investments and Interest Income

The Company maintains a documented investment policy with a goal of capital preservation with income enhancement. In accordance with this policy, the Company makes investments in (i) corporate bonds rated by Moody’s as Aaa through Baa1 or by Standard and Poor’s as AAA through BBB+ and (ii) corporate commercial paper rated by Moody’s as P-2 or higher or by Standard and Poor’s as A-2 or higher. All such investments meet the U.S. GAAP definition of a held-to-maturity security because the Company has the positive intent and ability to hold these securities until their maturity dates. In accounting for these investments, we have primarily followed the guidance in ASU No. 2013-07, “Liquidation Basis of Accounting.” Accordingly, the carrying value related to our total corporate debt investments at December 31, 2016 is equal to the sum of (a) the principal amounts of cash to be received upon the maturity of each corporate debt security (which will be at par value) and (b) the total amount of cash to be received for interest payments on each corporate debt security from the purchase date until the maturity date of such security. Under the Company’s accounting treatment, all bond premiums and bond discount payments have not been included in the net assets in liquidation balance at December 31, 2016, and have effectively served to decrease net assets during the nine months ended December 31, 2016.

The Company reviews the fair value of each of its held-to-maturity securities on a quarterly basis to determine whether decreases to the carrying value of such securities are required. Market prices for such securities are readily available in the active markets in which those securities are traded.

Other Assets

Other assets consists primarily of a retainer held by certain of the Company’s attorneys to insure the payment of legal invoices.

Liabilities for Estimated Costs during Liquidation

In accordance with ASU No. 2013-07, the Company accrues costs that it expects to incur during the liquidation period to the extent that it has a reasonable basis for estimation. Actual costs incurred but unpaid as of December 31, 2016 are included in Accounts payable and Accrued expense and other liabilities and future costs expected to be incurred and paid subsequent to December 31, 2016 through the end of the liquidation period are included in the caption Liability for estimated future costs during liquidation in the Consolidated Statement of Net Assets in Liquidation.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that deferred tax assets will not be realized.

The Company’s policy is to evaluate uncertain tax positions under ASC 740-10, Income Taxes. As of December 31, 2016, the Company has not identified any uncertain tax positions requiring recognition in the accompanying consolidated financial statements. The Company includes interest and penalties accrued in the consolidated financial statements as a component of interest expense. No significant amounts were required to be recorded for the nine months ended December 31, 2016.

NOTE 2 — CUMULATIVE EFFECT OF ACCOUNTING CHANGE/NET ASSETS IN LIQUIDATION

The following is a reconciliation of Stockholders’ Equity under the going concern basis of accounting to net assets in liquidation under the liquidation basis of accounting as of April 1, 2016 (in thousands):

Shareholders’ Equity as of March 31, 2016	$22,209

Decrease due to estimated net realizable cash value of prepaid insurance expense	(967)

Decrease due to estimated net realizable cash value of property and equipment, net	(22)

Increase due to accrual of estimated future interest income during liquidation	489

Decrease due to accrual of liability for estimated future costs during liquidation	(3,703)

Adjustment to reflect the change to liquidation basis of accounting	(4,203)

Estimated value of net assets in liquidation at April 1, 2016	$18,006

The above table reflects a gross-up reclassification in amounts originally reported in our Notes to Condensed Consolidated Financial Statements for the three months ended and as of June 30, 2016, as filed with the SEC on a Current Report on Form 8-K dated August 19, 2016. Such reclassification presents accrued estimated future interest income as an asset rather than being netted as a reduction of the liability for accrued estimate future costs at April 1, 2016, which is consistent with our presentation in the accompanying Consolidated Financial Statements herein.

NOTE 3 – NET ASSETS IN LIQUIDATION

Net assets in liquidation represent the estimated liquidation value available to holders of common stock shares upon liquidation. As of December 31, 2016, there were 17,675,220 shares of the Company’s common stock issued and outstanding. The Company estimates that it will have costs in excess of income during the liquidation period. As of December 31, 2016, the Company estimates that final shareholder distributions, will total approximately $18.3 million (or $1.03 per common share) as reflected on our Consolidated Statement of Net Assets in Liquidation at December 31, 2016, and will be made no later than August 31, 2019, unless extended by the Court of Chancery in the State of Delaware which has jurisdiction over the Company’s dissolution. Accordingly, all costs and receipts have been accrued through such projected liquidation end date. These amounts can vary significantly due to, among other things, the actual amount of corporate and administrative costs incurred to wind down the Company, the actual amounts paid to settle legal matters/litigation (see Note 7, Commitments and Contingencies) and all other liabilities, including those unknown to the Company at the present time and which arise during the liquidation period, and the length of time required to settle all liabilities and complete the liquidation process. All estimated cash receipts and costs are anticipated to be received and paid out over the liquidation period.

See Note 4, “Investments” and Note 5 “Liabilities for Estimated Costs during Liquidation” for disclosures about the amount of cash that the Company expects to collect and amounts that the Company is obligated or expects to be obligated to pay during the course of the liquidation, as presented in our Statement of Net Assets in Liquidation as of December 31, 2016.

NOTE 4 – INVESTMENTS

This Note should be read in conjunction with the Significant Accounting Policies – Investments section of Note 1.

During the nine months ended December 31, 2016, the Company made investments in certain held-to-maturity securities. These investments consisted of corporate bonds and corporate commercial paper. An analysis of investment activity for the period from April 1, 2016 to December 31, 2016 is presented in the table below (in thousands):

	Principal to be received upon maturity (par value)	Bond Premium (discount), net	Interest Income Receivable (earned)	Accrued estimated future interest income during liquidation (to be earned)	Total Carrying Value

Balance at April 1, 2016	$-	$-	$-	$489	$489
Cash activity - April 1, 2016 to December 31, 2016:
Cash paid for investments	23,557	307	45	-	23,909
Cash received for matured investments	(2,500)				(2,500
Cash received for interest	-		(93)		(93)
Net cash activity - April 1, 2016 to December 31, 2016	21,057	307	(48)	-	21,316

Accruals and adjustments- April 1, 2016 to December 31, 2016:
Write-off bond premium (discount), net	-	(307)	-	-	(307)
Accrued interest earned	-	-	132	-	132
Adjust accrual for accrued estimated future interest income during liquidation	-	-	-	344	344
Net accruals and adjustments- April 1, 2016 to December 31, 2016	-	(307	132	344	169

Balance at December 31, 2016	$21,057	$-	$84	$833	$21,974

Interest income receivable of $84,000 at December 31, 2016 represents interest earned and accrued on the Company’s corporate debt investments through December 31, 2016. Accrued estimated future interest income during liquidation of $833,000 at December 31, 2016 represents interest estimated to be earned and paid to the Company during the remainder of the estimated liquidation period (January 1, 2017 to August 31, 2019). Such amounts consist of (in thousands):

Interest on corporate debt investments owned by the Company at December 31, 2016	$633

Interest on the expected re-investment of matured corporate debt investments through the end of the liquidation period	200

Total accrued estimated future interest income during liquidation	$833

The carrying value of the Company’s held-to-maturity investments by contractual maturity at December 31, 2016 are presented in the following table (in thousands):

	Fixed rate corporate bonds	Floating rate corporate bonds	Commercial Paper	Total Corporate Debt Investment

Due in one year or less	$2,350	$-	$1,000	$3,350
Due after one year through 2 years	7,500	9,207	-	16,707
Due after two years through February 13, 2019	1,000	-	-	1,000
Total corporate debt investments	$10,850	$9,207	$1,000	$21,057

The fair value of the Company’s held-to-maturity investments at December 31, 2016 was $21,267,000 based upon quoted market prices for identical securities. Based upon liquidation basis of accounting principles, no fair market adjustments related to the resultant $210,000 excess of fair value over carrying value of these investments have been recognized in our Consolidated Financial Statements during the current accounting period nor are there any fair value adjustments contemplated in future periods by management at the present time. No individual security within the Company’s corporate debt portfolio exceeded 15% of total assets at December 31, 2016.

NOTE 5 – LIABILITIES

The Company accrues costs in the normal course of business through the end of each accounting period. Costs expected to be paid in the subsequent accounting period are classified within accounts payable and totaled $153,000 at December 31, 2016. Accrued expense and other liabilities are recorded in separate liability accounts and consisted of the following (in thousands):

At December 31, 2016

Honeycrest Holdings, Ltd., litigation accrual	$1,667
Accrued worker’s compensation claims	161
Income tax withheld on pension distributions	96
Accrued legal and audit	98
Other accruals	8
$2,030

In connection with the Honeycrest Holdings, Ltd. Litigation, as discussed further in Note 7, “Commitments and Contingencies” – Other Matters, the Company recorded a litigation accrual. Such accrual was originally recorded in the consolidated accounts of CoolBrands International, Inc. prior to its domestication to the State of Delaware as Swisher Hygiene Inc. in 2010. Due to uncertainties related to the resolution of this matter, this accrual has remained as a liability on our books since that time and is included in our Statement of Net Assets at December 31, 2016.

As a result of a prior year acquisition, the Company assumed liabilities related to certain underfunded pension plan obligations. All such pension plans have been terminated and the Company paid all underfunded balances totaling $1,253,000 during the nine months ended December 31, 2016. Income tax withholdings related to the December 2016 distributions to pension plan participants totaling $96,000 are included as other liability at December 31, 2016 and were paid to the appropriate taxing authorities in January 2017.

Additionally, the Liquidation Basis of Accounting requires the Company to estimate and accrue all costs associated with implementing and completing the plan of liquidation. Accordingly, over and above the liabilities discussed above, the Company has accrued additional liabilities totaling $2,526,000 for estimated future costs expected to be incurred during the remainder of the liquidation period (January 1, 2017 through August 31, 2019) at December 31, 2016, as summarized below (in thousands):

At December 31, 2016

Legal costs	$686
Accounting and audit costs	483
Corporate management and administrative costs	1,342
Other	15
Liability for estimated future costs during liquidation	$2,526

NOTE 6 – INCOME TAXES

There was no current tax benefit or provision for the nine months ended December 31, 2016 due to cumulative capital and net operating losses and no income taxes have been paid by the Company during this period. There also was no deferred income tax benefit or provision for the nine months ended December 31, 2016 as a result of a full valuation allowance against net deferred tax assets at the beginning and end of such period.

Deferred taxes in the accompanying Statement of Net Assets in Liquidation at December 31, 2016 are comprised of the following components (in thousands):

December 31, 2016

Deferred tax assets	$49,470
Capital loss carryforward	18,858
Accruals for estimated future net liquidation costs	653
Other	23
Total deferred income tax assets	69,004
Valuation allowance	(69,004)
Net deferred tax assets	-
Deferred tax liabilities
Total deferred tax liabilities	-
Total net deferred income tax liabilities	$-

At December 31, 2016, the Company has capital loss and net operating loss (“NOL”) carryforwards for federal income tax purposes of $128,000,000 and $49,000,000, respectively. The capital loss carryforward will expire in 2020 and federal and state NOL carryforwards will begin to expire in 2029.

We have no unrecorded tax positions. The tax years ended December 31, 2013 through December 31, 2016 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions. Due to the significant capital loss and NOL carryforwards discussed above, no income tax liabilities have been accrued at December 31, 2016.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

The Company’s existing litigation matters are discussed in the Securities Litigation and Other Matters sections below. Additionally, we may be involved in other litigation matters in the future. However, the results of these matters cannot be predicted with certainty and no assurance can be given that the ultimate resolution of any legal or administrative proceedings or disputes will not have a material adverse effect on our financial condition and results of operations.

Securities Litigation

On May 21, 2012, a stockholder derivative action was brought against the Company's former CEO and former CFO and the Company's then directors for alleged breaches of fiduciary duty by a purported Company stockholder in the United States District Court for the Southern District of New York. In this derivative action, captioned Arsenault v. Berrard, et al., 1:12-cv-4028, the plaintiff seeks to recover for the Company damages arising out of the Company's March 28, 2012 announcement regarding the Board of Director's conclusion that the Company's previously issued interim financial statements for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011, and the other financial information in the Company's quarterly reports on Form 10-Q for the periods then ended, should no longer be relied upon and that an internal review by the Company's Audit Committee primarily relating to possible adjustments to the Company's consolidated financial statements was ongoing.

On August 13, 2012, the Arsenault derivative action, along with a related putative securities class action pending in the Southern District of New York, was transferred to the United States District Court for the Western District of North Carolina where other related putative securities class actions were pending. All actions were consolidated under the caption In re Swisher Hygiene Inc. Securities and Derivative Litigation, MDL No. 2384. On August 21, 2012, the Western District of North Carolina issued an order governing the practice and procedure in the actions transferred to the Western District of North Carolina as well as the actions originally filed there. On October 18, 2012, the Western District of North Carolina held an Initial Pretrial Conference at which it appointed lead counsel and lead plaintiffs for the securities class actions, and set a schedule for the filing of a consolidated class action complaint and defendants' time to answer or otherwise respond to the consolidated class action complaint. The Western District of North Carolina stayed the Arsenault derivative action, pending the outcome of the securities class actions, which as previously disclosed were subsequently settled in August 2014.   On February 9, 2016, the Arsenault derivative action was voluntarily dismissed without compensation to any party.

On September 8, 2015, a lawsuit seeking to be certified as a class action (Paul Berger v. Swisher Hygiene Inc., et al., Case No. 2015 CH 13325 (Ill. Cir. Ct. Cook Co.)) was filed in the Circuit Court of Cook County, Illinois County Department, Chancery Division, by Paul Berger, on behalf of himself and all others similarly situated, against Swisher Hygiene Inc., the members of Swisher Hygiene Inc.’s board of directors, individually, and Ecolab Inc. in connection with the Company’s intended sale of its remaining operating business to Ecolab Inc. (the “Sale Transaction”). The plaintiff has alleged that (i) faced with an ongoing investigation by the Securities and Exchange Commission and the USAO, the individual defendants embarked upon a self-interested scheme to sell off the Company’s operating business and to liquidate Swisher Hygiene Inc., (ii) the individual defendants, through an alleged insufficient process, caused Swisher Hygiene Inc. to agree to sell substantially all of its assets for insufficient consideration, (iii) each member of Swisher Hygiene Inc.’s board of directors is interested in the Sale Transaction and the Plan of Dissolution, and (iv) the proxy statement was materially misleading and/or incomplete. The causes of action set forth in the complaint are (i) a claim for breaches of the fiduciary duties of good faith, loyalty, fair dealing and due care, (ii) a claim for failure to disclose, and (iii) a claim against Ecolab Inc. for aiding and abetting breaches of fiduciary duty. The plaintiff sought to enjoin the consummation of the Sale Transaction unless and until defendants provide all material facts in the proxy statement, and the plaintiff also seeks compensatory and/or rescissory damages as allowed by law for the plaintiff. This summary is qualified by reference to the full text of the complaint as filed with the Court.

On October 6, 2015, Defendants filed a motion to dismiss on the grounds that a similar lawsuit filed in North Carolina, Malka Raul v. Swisher Hygiene Inc. et al., (the “North Carolina Action” discussed below), should proceed in lieu of the instant action because the North Carolina Action presented substantively identical allegations and claims and that North Carolina was a better forum for the claims to be heard. On December 7, 2015, the parties filed a joint motion to hold the case in abeyance until the resolution of the North Carolina Action. The Court granted the joint motion on December 15, 2015. On February 26, 2016, the Court entered an order to continue to hold in abeyance the motion to dismiss. The North Carolina Action was subsequently voluntarily dismissed on May 3, 2016, and on May 13, 2016, Defendants’ 5/2-619 motion to dismiss was voluntarily withdrawn. On May 27, 2016, Defendants filed motions to dismiss in this action under 5/2-615 and 5/2-619, and the Individual Defendants also moved to dismiss under 735 ILCS 2/301. On November 17, 2016, the Court granted the Defendants’ motions to dismiss, however, the Court also granted Plaintiff leave to amend with respect to claims against Ecolab Inc.

On December 15, 2016, Plaintiff filed an amended complaint against Ecolab Inc. and the Company as Nominal Defendant. The amended complaint is captioned Paul Berger on behalf of himself and all others similarly situated v. Ecolab Inc., as Defendant, and Swisher Hygiene Inc., as Nominal Defendant. (Case No. 2015 CH 13325). Plaintiff asserts a direct claim against Ecolab Inc., stating that it aided and abetted the Swisher Hygiene Inc. directors in breaching their fiduciary duties by approving the sale of Swisher’s assets to Ecolab Inc. and by issuing a misleading Proxy statement. In addition, plaintiff asserts a derivative claim against Ecolab Inc., purportedly on behalf of the Company as Nominal Defendant, for alleged fraudulent transfer of assets, arising out of the same facts. Plaintiff seeks a determination that the action is a class action; a declaration that Swisher Hygiene Inc.’s directors breached their fiduciary duties and that Ecolab Inc. aided and abetted the Swisher Hygiene Inc. Directors’ purported breaches of fiduciary duty; recission of the transfer of assets; avoiding the transfer of assets pursuant to the Fraudulent Transfers Action; awarding plaintiff damages, interest, attorneys’ fees, expert fees and costs; entering judgment against Ecolab Inc. in favor of Swisher Hygiene Inc.; and granting other relief as the Court may find just and proper. On February 10, 2017, defendant Ecolab Inc. and Nominal Defendant Swisher Hygiene Inc., filed motions to dismiss, and on March 24, 2017 Plaintiff filed its memorandum in opposition to Defendants’ motions to dismiss. Defendants’ motions to dismiss are currently pending.

On September 11, 2015, a derivative and putative class action (Malka Raul v. Swisher Hygiene Inc. et al., Case No. 15-CVS-16703 (Superior Court, Mecklenburg County, North Carolina)) was filed in the General Court of Justice, Superior Court Division, Mecklenburg County, North Carolina by Malka Raul.  The action was brought derivatively on behalf of Swisher Hygiene Inc., and individually and on behalf of all others similarly situated, against Swisher Hygiene Inc., the members of Swisher Hygiene Inc’s board of directors, individually, and Ecolab Inc. in connection with the Sale Transaction. The plaintiff has alleged that (i) the sale of Swisher International, Inc. to Ecolab Inc. contemplated by the purchase agreement is unfair and inequitable to the Swisher Hygiene Inc.’s stockholders and constitutes a breach of the fiduciary duties of the directors in the sale of Swisher International, Inc. (ii) defendants have exacerbated their breaches of fiduciary duty by agreeing to lock up the Sale Transaction with deal protection devices that preclude other bidders from making a successful competing offer for Swisher International, Inc. and preclude stockholders from voting against the Sale Transaction, (iii) the Sale Transaction will divest the Swisher Hygiene Inc.’s stockholders of their ownership interest in Swisher International, Inc. for inadequate consideration; (iv) each of the defendants violated and continues to violate applicable law by directly breaching and/or aiding and abetting the defendants’ breaches of fiduciary duties of loyalty, due care, independence, good faith and fair dealings, (v) the Sale Transaction is the product of a flawed process that was designed to sell Swisher International, Inc. to Ecolab Inc. on terms detrimental to plaintiff and the other Swisher Hygiene Inc.’s stockholders, (vi) the proxy statement fails to provide Swisher Hygiene Inc.’s stockholders with material information and/or provides them with materially misleading information and (vii) the proxy statement fails to provide Swisher Hygiene Inc.’s stockholders with all material information concerning the financial analysis of Cassel Salpeter & Co., LLC. The causes of action set forth in the complaint are (i) a claim for breach of fiduciary duty against the individual defendants, (ii) a claim for aiding and abetting breaches of fiduciary duty against Ecolab Inc., (iii) a derivative claim for breach of fiduciary duties against the individual defendants, and (iv) a derivative claim for unjust enrichment against the individual defendants.

On November 5, 2015, defendants in the Raul case filed motions to dismiss. On January 28, 2016, the Court granted Ecolab Inc.’s motion to dismiss and granted plaintiff permission to file an amended complaint and on February 11, 2016, the plaintiff filed her amended complaint. On February 24, 2016, defense counsel advised plaintiff’s counsel of factual and legal errors contained in the amended complaint, and further advised plaintiff’s counsel of defendants’ intention to seek reimbursement for expenses, including attorneys’ fees, if the amended complaint was not withdrawn. On February 29, 2016, plaintiff filed a notice of voluntary dismissal and, on March 3, 2016, the amended complaint was dismissed with prejudice as to the plaintiff, with each side bearing its own costs and expenses.

On October 28, 2015, a civil suit was filed against Swisher Hygiene Inc. and related entities in the Commonwealth of Puerto Rico, Gerardo Jimenez Pacheco v. Service Puerto Rico, LLC, et al. Civil No. D AC2015-2256 (Commonwealth of Puerto Rico).  Plaintiff alleges that he sold assets of his privately held company to Service Puerto Rico in February 2011 in exchange for cash and a $375,000 note that was convertible into Swisher Hygiene Inc., shares of common stock.  Plaintiff alleges breach of contract, defect in consent, joint and several liability, and abuse of process, all of which appear to be based on plaintiff’s reliance on Swisher Hygiene Inc.’s 2011 financial statements that were subsequently withdrawn and restated.  Plaintiff requested a total of $475,000 in damages for all causes of action, plus attorney’s fees and pre-judgment interests.  On February 1, 2016, Defendants filed a motion to dismiss and believe that plaintiff’s suit is without merit, is bound by the settlement on August 6, 2014 of the class action litigation captioned In re Swisher Hygiene Inc. Securities and Derivative Litigation, MDL No. 2384, and if not bound by that settlement, is barred by the applicable statute of limitations.  Plaintiff filed an opposition to the motion to dismiss on March 31, 2016. On April 28, 2016, Defendants filed a reply to the opposition to the motion to dismiss. On June 16, 2016, the Court ordered defendants to submit a proposed order and judgment in favor of Swisher Hygiene Inc. In compliance with the Court’s order, a proposed judgment was submitted on July 1, 2016. On August 23, 2016 the Court granted defendants’ motion to dismiss with prejudice and the plaintiff’s appeal period has expired.

Other Matters

The Honeycrest Holdings, Ltd. v. Integrated Brands, Inc. matter relates to a longstanding dispute between Honeycrest Holdings, Ltd. (“Honeycrest”) and Integrated Brands, Inc. (“Integrated”) f/k/a Steve’s Homemade Ice Cream, Inc. involving a license granted by Integrated to Honeycrest in 1990, which licensed to Honeycrest the right to manufacture and sell certain ice cream products in the United Kingdom.  In 1998 Honeycrest filed an action against Integrated (Honeycrest Holdings, Ltd. v. Integrated Brands, Inc., New York Supreme Court, Queens County (Index No. 5204/1998)) alleging a breach of the licensing agreement; Integrated responded by denying the material allegations and alleging Honeycrest had breached the license agreement.  Subsequently, Integrated merged with a subsidiary of Coolbrands International Inc. (“Coolbrands”) and in 2001, Honeycrest filed a similar action against Coolbrands and Integrated (Honeycrest Holdings, Ltd. v. Coolbrands International, Inc., et al., New York Supreme Court, Queens County (Index No. 29666/01)).  The actions against Integrated and Coolbrands have been combined (although not consolidated) for joint trial.  In 2010, Coolbrands (formerly a Canadian corporation) was domesticated in the State of Delaware as Swisher Hygiene Inc. and thereafter acquired Swisher International, Inc.  In the Sale Transaction, Swisher Hygiene Inc. sold all of the stock of Swisher International, Inc. to Ecolab Inc., but retained indirect ownership of Integrated.  The litigation involving Honeycrest and Integrated and/or Coolbrands spans nearly 19 years, has been episodically dormant with periods of extended discovery, motion practice, mediation, attempted settlements and other activities.  In January 2016, Honeycrest filed a motion to amend the Coolbrands complaint to add Swisher Hygiene Inc. as a defendant in that case.  Honeycrest’s motion was granted on October 5, 2016. Swisher Hygiene Inc. believes any possible claim by Honeycrest against it or its subsidiary is without merit and intends to vigorously defend itself against any such claim. The foregoing summary is qualified in its entirety by the pleadings that have been filed in the foregoing cases.

On October 7, 2015, the Company entered into a Deferred Prosecution Agreement (the “DPA”) with the United States Attorney’s Office for the Western District of North Carolina (“USAO”) relating to the USAO’s investigation of the Company’s accounting practices.  Under the terms of the DPA, the USAO filed, but deferred prosecution of, a Bill of Information charging Swisher Hygiene Inc. with conspiracy to commit securities fraud and other charges relating to the Company’s accounting and financial reporting practices reflected in the Company's originally filed Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011.  Pursuant to the DPA, the Company agreed to pay a $2 million fine to the USAO payable in four annual installments of $500,000 each if the Company is financially able to do so.  Pursuant to the terms of the DPA, the fine became immediately due and payable in full upon a change in control of the Company.  As a result, the fine was paid in full upon the closing of the Sale Transaction. Pursuant to the terms of the DPA, the Bill of Information was dismissed with prejudice on October 13, 2016.

On May 24, 2016, the SEC issued a settled order regarding the Company in connection with the Company's restatement of its 2011 quarterly financial statements for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 and related matters. In that settlement, the Company consented to the entry of an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 (the "Securities Act") and Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act"), Making Findings, and Imposing a Cease-and-Desist Order. Pursuant to that order, the Company is required to cease and desist from committing or causing any violation of Section 17(a) of the Securities Act, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and certain of the rules and regulations thereunder. No penalty was ordered by the SEC in that action.

In connection with its dissolution, on September 15, 2016, Swisher Hygiene Inc. published and mailed a “Notice of Dissolution to All Claimants of Swisher Hygiene Inc.” to potential claimants of the Company, pursuant to Section 280(a)(1) and 280(b)(1) of the General Corporation Law of the State of Delaware. In response to this notice the Company received responses from certain potential claimants related to outstanding litigation and the indemnification provisions of the Company’s Bylaws.

On November 10, 2016, the Company received correspondence from a law firm representing Honeycrest Holdings, Ltd in the ongoing litigation with Integrated Brands, described above in Note 7. Honeycrest’s counsel alleges its client has suffered damages of not less than $17,750,000, exclusive of prejudgment interest at the annual rate of nine percent (9%). Additionally, Honeycrest’s counsel estimate an additional $10,000,000 in damages for other unspecified claims it may have. As noted in the description of the Honeycrest Holdings, Ltd. litigation above, this litigation involves a commercial dispute centered on a licensing arrangement that was entered into 26 years ago, between a predecessor to Integrated Brands, Inc. and Honeycrest Holdings, Ltd. The litigation has been ongoing for nearly 19 years, and has been episodically dormant, with periods of extended discovery, motion practice, mediation, attempted settlements and other activities. The Company believes any possible claim by Honeycrest Holdings, Ltd against Swisher Hygiene Inc. or any of its subsidiary is without merit and Swisher Hygiene Inc. intends to vigorously defend against any such claims.

Also in response to the Company’s “Notice of Dissolution to All Claimants of Swisher Hygiene Inc.,” the Company has received correspondence from certain attorneys representing various former officers, directors or employees of the Company in connection with criminal proceedings (United States v. Kipp and Viard, Case No. 15-cr-00244 (U.S. District Court for the Western District of North Carolina) and United States v. Pierrard, Case No. 3:15-cr-00238 (U.S. District Court for the Western District of North Carolina)) against three former employees of the Company (two of whom were officers of the Company, including the Company’s former chief financial officer) and a civil action brought by the U.S. Securities and Exchange Commission (SEC v. Kipp and Viard, Case No. 3:16-cv-00258 (U.S. District Court for the Western District of North Carolina)) against two former employees of the Company (both of whom were officers of the Company, including the Company’s former chief financial officer). Article Six of the Company’s Bylaws provides indemnification and advancement rights to the Company’s former directors, officers and employees. To date, in satisfaction of claims for advancement made by certain of the Company’s former officers and directors, the Company’s directors and officers liability insurance has paid substantial amounts to cover attorneys’ fees and expenses incurred in representing former officers, directors or employees of the Company. Correspondence received as recently as February 1, 2017, by the Company from certain of the indemnified individuals’ attorneys, however, indicates that portions of their bills have been rejected by the Company’s insurance carriers and remain unpaid, and future billings for which the attorneys would seek reimbursement could be significantly beyond the limits of the Company’s available insurance. For example, one firm has estimated its current billings through December 31, 2016, at $10,400,000, a substantial portion of which has been paid by the Company's directors and officers insurance carriers, with future billings of over $26,900,000 possible, including recently incurred trial costs, possible appeals, retrials and related civil actions.  To the extent that this firm's bills have been or will be rejected by the Company's directors and officers insurance carriers, the firm seeks payment from the Company. The Company has rejected this and similar claims in full, pursuant to the Delaware dissolution statute, and has reserved the right to contest the amounts claimed to date and amounts that may be claimed in the future, and intends to vigorously defend against all such claims.

The defendant in United States v. Pierrard entered a plea agreement on October 7, 2015, and pleaded guilty to one count of fraud on October 20, 2015. The criminal trial against the two former officers of the Company (United States v. Kipp and Viard) concluded during the week of March 4, 2017. The Court has requested post-trial briefs to be filed 30 days from March 14, 2017. Until both the criminal and civil matters are concluded and until further information is provided to both the Company and its insurance carriers relating to fees billed and costs incurred by attorneys representing former officers, directors and employees, the Company cannot predict if its existing directors and officers liability insurance will be sufficient to respond to all indemnifiable costs, or whether the Company will have any financial obligations outside of the available insurance coverage.

Litigation is subject to uncertainties and the Company cannot predict the outcome of individual matters with assurance. Because of these uncertainties, it is possible that litigation could require additional expenditures in amounts that could have a material effect on the Company’s financial condition. Additionally, the Company maintains insurance policies, including directors’ and officers’ liability insurance, in such amounts and with such coverage and deductibles that the Company believes to be reasonable and prudent. Nevertheless, the Company’s insurance coverage may not be adequate to protect from all liabilities and expenses that may arise. If the Company is found to be liable for a claim not covered by its existing insurance, the Company may need to pay the claim from its own funds which could have a material adverse effect on the Company’s financial condition.